Exhibit 99.1

NEWS ANNOUNCEMENT

Conference Call: Today, July 24, 2003 at 10:00 a.m. EDT

Dial-in numbers: 212/896-6012 or 415/537-1813

Webcast:               www.companyboardroom.com

Replay information provided below

CONTACT:
William J. Clifford	Joseph N. Jaffoni
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING REPORTS RECORD

SECOND QUARTER REVENUE AND NET INCOME

- Diluted Net Income Per Share Rises to $0.38; In Line With Revised Guidance -

- Income from Operations Rises 95.9% to $52.8 Million -

- All Penn National Casino Properties Owned For More Than a Year Post EBITDA Gains -

Wyomissing, Penn., (July 24, 2003) -- Penn National Gaming, Inc. (PENN: Nasdaq) today reported record second quarter results for the period ended June 30, 2003.  The 2003 second quarter GAAP operating results are in line with the revised financial guidance issued by the Company on June 10, 2003.  Penn National’s 2003 second quarter diluted earnings per share without Hollywood Casino – Shreveport were $0.47, ahead of the revised financial guidance of $0.45 issued by the Company on June 10 and exceeding the First Call analyst consensus estimates.

Net revenues for the quarter rose 98.0% to $325.0 million, compared to $164.1 million in the second quarter of 2002.  Net income and diluted per share earnings computed in accordance with generally accepted accounting principles rose to $15.5 million, or $0.38 per diluted share in the second quarter of 2003 from $9.2 million or $0.23 per diluted share in the second quarter of 2002.  Excluding a pre-tax charge of $3.0 million, or $0.05 per share after tax, for loss on fair value of interest rate swaps, adjusted earnings per share for the second quarter of 2002 was $0.28.  Second quarter 2003 EBITDA (earnings before interest, taxes, depreciation and amortization, loss on change in fair value of interest rate swaps and gain/loss on disposal of assets and inclusive of earnings from joint venture), rose 98.6% to $71.7 million, from $36.1 million in the second quarter of 2002.  Income from operations in the second quarter of 2003, rose 95.9% to $52.8 million, from $27.0 million in the second quarter of 2002.  Per share results are based on 40.5 million and 40.0 million diluted weighted average shares outstanding for the 2003 and 2002 periods, respectively, and have been adjusted to reflect the June 2002 two-for-one stock split.

Commenting on the record results, Peter M. Carlino, Chief Executive Officer of Penn National said, “Penn National’s significant second quarter gains in EBITDA, net income and other financial

-more-

metrics is noteworthy for two reasons.  First, it represents the first full quarter of results inclusive of the operations of Hollywood Casino® which contributed approximately 38% of our total second quarter EBITDA.  Second, we again generated ‘same store’ year over year EBITDA gains at each casino property that we own for more than a year — namely Charles Town, Casino Rouge, Casino Magic - Bay St. Louis, Boomtown Biloxi and our Casino Rama management contract.  These factors contributed to our record EBITDA and EPS levels and again highlight the benefits of our core strategy of leveraging our gaming industry property development, marketing and management skills while expanding the geographic breadth of our operations.  Reflecting our strong operating trends, during the quarter we pre-paid approximately $55.5 million of principal on our senior credit facility.

“Additionally, near the end of the quarter we named Len DeAngelo Executive Vice President of Operations, continuing our emphasis on appointing proven gaming industry executives to manage the Company’s regional gaming properties.  Significantly, late in the quarter we again executed on our strategy of making prudent capital investments in our properties as we expanded slot positions at Charles Town Races by roughly 26%.  We are confident this expansion will generate solid returns just as our past investments have.

“Unfortunately, the second quarter was also marked by activity in the Illinois legislature and the governor’s office which has resulted in Illinois passing into law the most onerous gaming tax in the nation.  We’ve publicly expressed our outrage at the negative implications to Penn National, its Aurora-based employees and ultimately the State of Illinois as a result of the tax increases.  Following the passage of the tax increases, we quickly re-evaluated the premises under which we operate our Hollywood Casino – Aurora property and were forced to make several changes intended to preserve our investment in that market.  Our plan to respond to the tax increase includes changing the product mix on the gaming floor and eliminating some games which were popular with customers but are no longer profitable, charging our customers for admissions, parking and other amenities which were previously offered for free, significantly modifying our marketing and advertising strategies and budgets and most unfortunately, initiating employee layoffs.  We continue to research legal remedies available to us and expect to take action on that front shortly.

“The implementation of the ‘Aurora response plan’ is occurring in phases rather than all at once.  Some of the initiatives were adopted almost immediately, while others have been in place for just a few days following regulatory approval and others are still to be implemented.  As a result, we have limited near term visibility for performance at the Aurora property.  Following a two week period in early July when initial adverse customer reaction to the plan was greater than anticipated, we are now experiencing patronage, visits and play at levels higher than anticipated at the time we announced our plan.  As such, we are not initiating third quarter guidance at this time and are leaving our full year guidance for the Company without Shreveport in tact.  We have adjusted our annual guidance with Shreveport to reflect changes in our outlook for the Hollywood Casino – Shreveport property.”

Financial Guidance

The following table sets forth current guidance targets for full year 2003 in two forms.  One presentation includes all the Penn National and Hollywood Casino® properties, while the second presentation excludes Hollywood Casino Shreveport.  The guidance assumes no material changes in economic conditions, further legislative changes, other extraordinary world events or additional acquisitions.

Financial Guidance

(in millions, except per share data)	Previous Full Year ‘03 With Shreveport	REVISED Full Year ‘03 With Shreveport	Previous and Current Full Year ‘03 Without Shreveport+	Full Year ‘02 Actual
Total revenues	$1,188.0	$1,180.0	$1,066.0	$658.0
Income from operations	$184.2	$180.0	$178.2	$102.1
Plus depreciation and amortization, gain/loss on disposal of assets and earnings from joint venture	$71.7	$70.8	$62.7	$39.3
EBITDA*	$255.9	$250.8	$240.9	$141.4
Diluted EPS	$1.29	$1.20	$1.53	$0.79
Add back: After tax loss on change in fair value of interest rate swaps and after tax loss on early extinguishment of debt	$0.03	$0.03	$0.03	$0.22
Adjusted Diluted EPS#	$1.32	$1.23	$1.56	$1.01

*	EBITDA is income from operations excluding charges for depreciation and amortization and gain/loss on disposal of assets, and is inclusive of earnings from joint venture.

#

Adjusted Diluted EPS is Diluted EPS excluding the change in the fair value of interest rate swaps and the write-off of deferred finance fees and pre-payment fees associated with bank debt that was repaid with the proceeds of financings completed in the first quarter of 2003 and 2002.

+

As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, Hollywood Casino Shreveport and Shreveport Capital Corporation, the issuers of $150 million aggregate principal amount of 13% Senior Secured Notes due 2006 and $39 million aggregate principal amount of 13% First Mortgage Notes due 2006 (together, the “Notes”), failed to make an offer to purchase the Notes as required under the indentures governing the Notes.  As a result, the figures included in this column exclude Hollywood Casino Shreveport.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information

(In thousands) (unaudited)

	REVENUES		EBITDA (1)
	Three Months Ended June 30,
	2003	2002	2003	2002
Charles Town Races™	$84,774	$60,653	$24,303	$16,404
Casino Rouge	26,259	25,398	7,146	6,317
Casino Magic – Bay St. Louis	26,616	24,090	5,654	4,806
Boomtown Biloxi – Biloxi	18,621	18,530	4,028	3,785
Bullwhackers (3)	6,539	4,841	824	999
Casino Rama Management Contract	3,165	2,678	2,930	2,487
Pennsylvania Racing/OTWs	27,646	28,427	4,255	4,278
Hollywood Casino – Aurora (4)	69,146	—	18,963	—
Hollywood Casino – Tunica (4)	28,914	—	4,777	—
Hollywood Casino – Shreveport (4) (5)	33,760	—	3,346	—
Earnings from Pennwood Racing, Inc. (New Jersey)	—	—	719	550
Corporate eliminations (2)	(472)	(525)	—	—
Corporate overhead	—	5	(5,254)	(3,514)
Total	$324,968	$164,097	$71,691	$36,112

	REVENUES		EBITDA (1)
	Six Months Ended June 30,
	2003	2002	2003	2002
Charles Town Races™	$155,258	$117,602	$43,367	$30,924
Casino Rouge	55,328	52,332	16,191	13,761
Casino Magic – Bay St. Louis	53,201	47,031	11,864	9,748
Boomtown Biloxi – Biloxi	37,537	38,234	8,386	7,948
Bullwhackers (3)	12,624	4,841	1,266	999
Casino Rama Management Contract	5,864	5,077	5,424	4,681
Pennsylvania Racing/OTWs	51,064	53,246	7,162	7,862
Hollywood Casino – Aurora (4)	93,937	—	26,397	—
Hollywood Casino – Tunica (4)	39,462	—	6,992	—
Hollywood Casino – Shreveport (4) (5)	46,470	—	6,122	—
Earnings from Pennwood Racing, Inc. (New Jersey)	—	—	1,305	1,325
Corporate eliminations (2)	(819)	(957)	—	—
Corporate overhead	—	29	(9,736)	(7,579)
Total	$549,926	$317,435	$124,740	$69,669

(1)

EBITDA is income from operations excluding charges for depreciation and amortization and gain/loss on disposal of assets, and is inclusive of earnings from joint venture.  EBITDA does not represent net income or cash flows from operations as those terms are defined by generally accepted accounting principles.  EBITDA does not necessarily indicate whether cash flows will be sufficient to fund cash needs. A reconciliation of GAAP income from operations to EBITDA is included in the financial schedules accompanying this release.

(2)	For intracompany transactions related to import/export simulcasting.

(3)	Bullwhackers was acquired by Penn National Gaming on April 25, 2002.

(4)

Hollywood Casino – Aurora, Hollywood Casino – Tunica and Hollywood Casino – Shreveport were acquired by Penn National Gaming on March 3, 2003 and accounted for as of March 1, 2003.  In the three months ended June 30, 2002, under former ownership, Hollywood Casino – Aurora revenues were $67.1 million and EBITDA was $22.4 million; Hollywood Casino – Tunica revenues were $27.4 million and EBITDA was $4.2 million; and Hollywood Casino – Shreveport revenues were $38.1 million and EBITDA was $5.3 million.  For the purposes of comparison, the 2002 revenue figures for Hollywood Casino – Aurora, Hollywood Casino – Tunica and Hollywood Casino – Shreveport have been restated to conform with Penn National’s presentation.

(5)

On June 10, 2003, Penn National Gaming provided financial guidance for the second quarter and full year 2003.  In addition to providing guidance for all properties, the Company also provided guidance excluding Hollywood Casino Shreveport reflecting the fact that Hollywood Casino Shreveport and Shreveport Capital Corporation, the issuers of $150 million aggregate principal amount of 13% Senior Secured Notes due 2006 and $39 million aggregate principal amount of 13% First Mortgage Notes due 2006 (together, the “Notes”), failed to make an offer to purchase the Notes as required under the indentures governing the Notes.  The following table compares the guidance as provided on June 10, 2003 for the second quarter ended June 30, 2003 without Shreveport to the actual results for this period without Shreveport:

(in millions, except per share data) Operations without Shreveport	Q2 2003 Guidance	Q2 2003 Actual
Total revenues	$293.0	$291.2
EBITDA (1)	$66.7	$68.4
Income from Operations	$50.0	$51.9
Diluted EPS	$0.45	$0.47

-reconciliations follow-

Reconciliation of Income From Operations (GAAP) To EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Three Months Ended June 30, 2003

	Income from operations	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$20,036	$3,782	$485	$—	$24,303
Casino Rouge	5,453	1,542	151	—	7,146
Casino Magic – Bay St. Louis	3,223	2,412	19	—	5,654
Boomtown Biloxi – Biloxi	2,672	1,312	44	—	4,028
Bullwhackers (1)	599	230	(5)	—	824
Casino Rama Management Contract	2,930	—	—	—	2,930
Pennsylvania Racing/OTWs	3,378	877	—	—	4,255
Earnings from Pennwood Racing, Inc.	—	—	—	719	719
Hollywood Casino – Aurora (2)	16,571	2,392	—	—	18,963
Hollywood Casino – Tunica (2)	3,084	1,628	65	—	4,777
Hollywood Casino – Shreveport (2)	946	2,400	—	—	3,346
Corporate overhead	(6,049)	745	50	—	(5,254)
Total	$52,843	$17,320	$809	$719	$71,691

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Three Months Ended June 30, 2002

	Income from operations	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$14,396	$1,965	$43	$—	$16,404
Casino Rouge	4,842	1,475	—	—	6,317
Casino Magic – Bay St. Louis	2,733	1,983	90	—	4,806
Boomtown Biloxi – Biloxi	2,475	1,244	66	—	3,785
Bullwhackers (1)	892	110	(3)	—	999
Casino Rama Management Contract	2,487	—	—	—	2,487
Pennsylvania Racing/OTWs	3,374	904	—	—	4,278
Earnings from Pennwood Racing, Inc.	—	—	—	550	550
Hollywood Casino – Aurora (2)	—	—	—	—	—
Hollywood Casino – Tunica (2)	—	—	—	—	—
Hollywood Casino – Shreveport (2)	—	—	—	—	—
Corporate overhead	(4,224)	707	3	—	(3,514)
Total	$26,975	$8,388	$199	$550	$36,112

(1)	Bullwhackers was acquired by Penn National Gaming on April 25, 2002.
(2)	Hollywood Casino – Aurora, Hollywood Casino – Tunica and Hollywood Casino – Shreveport were acquired by Penn National Gaming on March 3, 2003 and accounted for as of March 1, 2003.

Reconciliation of Income From Operations (GAAP) To EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Six Months Ended June 30, 2003

	Income from operations	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBIT DA
Charles Town Races	$35,233	$7,379	$755	$—	$43,367
Casino Rouge	12,970	3,070	151	—	16,191
Casino Magic – Bay St. Louis	6,715	4,805	344	—	11,864
Boomtown Biloxi – Biloxi	5,681	2,598	107	—	8,386
Bullwhackers (1)	793	432	41	—	1,266
Casino Rama Management Contract	5,424	—	—	—	5,424
Pennsylvania Racing/OTWs	5,429	1,736	(3)	—	7,162
Earnings from Pennwood Racing, Inc.	—	—	—	1,305	1,305
Hollywood Casino – Aurora (2)	23,142	3,255	—	—	26,397
Hollywood Casino – Tunica (2)	4,721	2,204	67	—	6,992
Hollywood Casino – Shreveport (2)	2,931	3,191	—	—	6,122
Corporate overhead	(11,395)	1,479	180	—	(9,736)
Total	$91,644	$30,149	$1,642	$1,305	$124,740

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Six Months Ended June 30, 2002

	Income from operations	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$26,763	$4,031	$130	$—	$30,924
Casino Rouge	10,888	2,852	21	—	13,761
Casino Magic – Bay St. Louis	5,867	3,779	102	—	9,748
Boomtown Biloxi – Biloxi	5,347	2,454	147	—	7,948
Bullwhackers (1)	892	110	(3)	—	999
Casino Rama Management Contract	4,681	—	—	—	4,681
Pennsylvania Racing/OTWs	6,051	1,811	—	—	7,862
Earnings from Pennwood Racing, Inc.	—	—	—	1,325	1,325
Hollywood Casino – Aurora (2)	—	—	—	—	—
Hollywood Casino – Tunica (2)	—	—	—	—	—
Hollywood Casino – Shreveport (2)	—	—	—	—	—
Corporate overhead	(9,015)	1,417	19	—	(7,579)
Total	$51,474	$16,454	$416	$1,325	$69,669

(1)	Bullwhackers was acquired by Penn National Gaming on April 25, 2002.
(2)	Hollywood Casino – Aurora, Hollywood Casino – Tunica and Hollywood Casino – Shreveport were acquired by Penn National Gaming on March 3, 2003 and accounted for as of March 1, 2003.

Reconciliation of Net Income and Net Income Per Share (GAAP) to Adjusted Net Income and Per Share Earnings

(in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net income	$15,475	$9,162	$28,660	$13,298
Add back:
After tax loss on change in fair value of interest rate swaps#	—	1,960	343	1,960
After tax loss on early extinguishment of debt#	—	—	851	5,151
	—	1,960	1,194	7,111
Adjusted net income	$15,475	$11,122	$29,854	$20,409

Per share data:
Diluted net income	$0.38	$0.23	$0.71	$0.35
Add back:
After tax loss on change in fair value of interest rate swaps#	$—	$0.05	$0.01	$0.05
After tax loss on early extinguishment of debt#	$—	$—	$0.02	$0.14
	$—	$0.05	$0.03	$0.19
Adjusted diluted net income	$0.38	$0.28	$0.74	$0.54

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In the three months ended June 30, 2002 Penn National Gaming recorded a pre-tax charge of $3,015 for loss on change in fair values of interest rate swaps.  The after tax effect of the 2002 charge for change in fair values of interest rate swaps was $1,960 or $0.05 per diluted.

In the six months ended June 30, 2003 Penn National Gaming recorded pre-tax charges of $527 and $1,310 for loss on change in fair values of interest rate swaps and loss on early extinguishment of debt, respectively.  The after tax effect of the 2003 charges for change in fair values of interest rate swaps and loss on early extinguishment of debt was $343 or $0.01 per diluted share and $851 or $0.02 per diluted share, respectively.

In the six months ended June 30, 2002 Penn National Gaming recorded pre-tax charges of $3,015 and $7,924 for loss on change in fair values of interest rate swaps and loss on early extinguishment of debt, respectively.  The after tax effect of the 2002 charges for change in fair values of interest rate swaps and loss on early extinguishment of debt was $1,960 or $0.05 per diluted share and $5,151 or $0.14 per diluted share, respectively.

-income statement follows-

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Summary Consolidated Statement Of Income

(In thousands, except per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Gaming	$273,006	$119,480	$456,859	$233,019
Racing	30,659	31,196	56,380	59,135
Management service fee	3,165	2,678	5,864	5,077
Food, beverage, and other revenue	38,105	17,637	62,486	33,853
Gross revenues	344,935	170,991	581,589	331,084
Less: Promotional allowances	(19,967)	(6,894)	(31,663)	(13,649)

Net revenues	324,968	164,097	549,926	317,435

Operating Expenses:
Gaming	148,213	66,587	247,637	130,542
Racing	22,138	22,822	40,921	43,051
Food, beverage, and other expenses	28,610	10,849	44,965	20,199
General and administrative	55,844	28,476	94,610	55,715
Depreciation and amortization	17,320	8,388	30,149	16,454
Total operating expenses	272,125	137,122	458,282	265,961

Income from operations	52,843	26,975	91,644	51,474

Other income (expense):
Interest expense	(27,886)	(9,955)	(44,238)	(20,747)
Interest income	482	392	917	851
Earnings from joint venture	719	550	1,305	1,325
Other	(1,340)	(80)	(1,442)	(97)
Loss on change in fair value of interest rate swaps	—	(3,015)	(527)	(3,015)
Loss on early extinguishment of debt	—	—	(1,310)	(7,924)

Total other expenses	(28,025)	(12,108)	(45,295)	(29,607)

Income before income taxes	24,818	14,867	46,349	21,867

Taxes on income	9,343	5,705	17,689	8,569

Net income	$15,475	$9,162	$28,660	$13,298

Per share data:
Basic net income	$0.39	$0.24	$0.73	$0.37
Diluted net income	$0.38	$0.23	$0.71	$0.35

Weighted shares outstanding:
Basic	39,343	38,710	39,320	36,384
Diluted	40,478	40,028	40,413	37,877

Reconciliation of Non-GAAP Measures to GAAP

Adjusted net income (and diluted per share earnings) is presented solely as a supplemental disclosure because management believes that it is a widely used measure of performance, and a principal basis for valuation of gaming companies, as this measure is considered by many to be a better measure of the Company’s operating results than GAAP net income.  A reconciliation of GAAP net income and per share earnings to adjusted net income and adjusted diluted per share earnings is included in the financial schedules accompanying this release.

EBITDA or earnings before interest, taxes, depreciation and amortization, loss on change in fair value of interest rate swaps and gain/loss on disposal of assets and inclusive of earnings from joint venture, is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles.  EBITDA information is presented solely as a supplemental disclosure because management believes that it is a widely used measure of such performance in the gaming industry.  EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with generally accepted accounting principles.  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  It should also be noted that other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  A reconciliation of GAAP income from operations to EBITDA is included in the financial schedules accompanying this release.

Penn National is hosting a conference call and simultaneous webcast at 10:00 am EDT today, both of which are open to the general public.  The conference call number is 212/896-6012 or 415/537-1813; please call five minutes in advance to ensure that you are connected prior to the presentation.  Questions and answers will be reserved for call-in analysts and investors.  Interested parties may also access the live call on the Internet at www.companyboardroom.com; allow 15 minutes to register and download and install any necessary software.  Following its completion, a replay of the call can be accessed until August 7, by dialing 800/633-8284 or 402/977-9140 (international callers).  The access code for the replay is 21154401.  A replay of the call can also be accessed for thirty days on the Internet via www.companyboardroom.com.  This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pngaming.com in the “Recent News” section.

Penn National Gaming owns and operates: three Hollywood Casino properties located in Aurora, Illinois, Tunica, Mississippi and Shreveport, Louisiana; Charles Town Races & Slots™ in Charles Town, West Virginia; two Mississippi casinos, the Casino Magic - Bay St. Louis hotel, casino, golf resort and marina in Bay St. Louis and the Boomtown Biloxi casino in Biloxi; the Casino Rouge, a riverboat gaming facility in Baton Rouge, Louisiana and the Bullwhackers casino properties in Black Hawk, Colorado. Penn National also owns two racetracks and eleven off-track wagering facilities in Pennsylvania; the racetrack at Charles Town Races & Slots in West Virginia; a 50% interest in the Pennwood Racing Inc. joint venture which owns and operates Freehold Raceway in New Jersey; and operates Casino Rama, a gaming facility located approximately 90 miles north of Toronto, Canada, pursuant to a management contract.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations.  Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from the Company’s expectations.  Meaningful factors which could cause actual results to differ from expectations include, but are not limited to, risks related to the following: successful completion of capital projects; the activities of the Company’s competitors; the existence of attractive acquisition candidates; the Company’s ability to maintain regulatory approvals for its existing businesses and to receive regulatory approvals for its new businesses; the passage of state or federal legislation that would expand, restrict, further tax or prevent gaming operations in the jurisdictions in which the Company operates; the Company’s dependence on key personnel; the Company’s inability to realize the benefits of the integration of Hollywood Casino Corporation or any other acquired entity; the maintenance of agreements with the Company’s horsemen and pari-mutuel clerks; the impact of terrorism and other international hostilities and other factors as discussed in the Company’s filings with the United States Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements except as required by law.

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